UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2021

Romeo Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4380 Ayers Avenue Vernon, CA 90058	90058
(Address of principal executive offices)	(Zip Code)

(833) 467-2237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On October 25, 2021, BorgWarner Inc. (with its affiliates, including BorgWarner Ithaca LLC, “BorgWarner”) delivered a written notice to Romeo Power, Inc. (the “Company” or “Romeo”) that BorgWarner is electing to exercise a right under that certain Joint Venture Operating Agreement, dated May 6, 2019, by and among BorgWarner Ithaca LLC, Romeo Systems, Inc. and BorgWarner Romeo Power LLC (the “Operating Agreement”) to put its ownership stake in BorgWarner Romeo Power LLC (the “Joint Venture”) to Romeo. The Operating Agreement, together with the Intellectual Property License Agreement, dated May 6, 2019 (the “IP License Agreement”), by and among BorgWarner, Romeo Systems, Inc., Romeo Systems Technology, LLC and BorgWarner Romeo Power, LLC, govern the operations of the Joint Venture, which is owned 40% by the Company and 60% by BorgWarner Ithaca LLC. The Operating Agreement provides BorgWarner a right to cause Romeo to purchase BorgWarner’s 60% ownership stake in the Joint Venture.

For additional information about the Joint Venture and the terms and conditions of the Operating Agreement and the IP License Agreement, see “Part I. Item 1. Business – Joint Venture with BorgWarner” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2021. A copy of the IP License Agreement was filed as Exhibit 10.21 to Amendment No. 2 to the Registration Statement on Form S-4 filed on December 4, 2020, and a copy of the Operating Agreement was filed as Exhibit 10.22 to Amendment No. 2 to the Registration Statement on Form S-4 filed on December 4, 2020.

Pursuant to the terms of the Operating Agreement, upon exercise of a party’s put right, the Company and BorgWarner are required to select a nationally recognized valuation firm to determine the market value of the Joint Venture as of the date the put is exercised using comparable company, discounted cash flow and other standard valuation methodologies used by investment banks (the “Joint Venture Valuation”). The price to be paid for BorgWarner’s ownership stake will be 95% of the market value of such stake based upon the Joint Venture Valuation (reflecting a 5% discount applicable because BorgWarner is exercising such put within the third year after the date the Joint Venture was established, as contemplated by the Operating Agreement). The parties will be obligated to consummate Romeo’s purchase of BorgWarner’s ownership stake in the Joint Venture within 30 days of the Joint Venture Valuation being determined. The Company’s purchase of BorgWarner’s ownership stake in the Joint Venture will result in, among other things, the Company (1) owning 100% of the Joint Venture, (2) thereby effectively reacquiring control of all of the Company’s intellectual property, and (3) being relieved of various contractual geographic, product and manufacturing limitations on its business and limitations on its research and development activities. BorgWarner’s exercise of its put right with respect to its ownership stake in the Joint Venture has no bearing on its ownership stake in the Company.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the valuation of the Joint Venture, Romeo’s purchase of BorgWarner’s ownership stake in the Joint Venture, and the timing and impact of such purchase on Romeo's business operations. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including our ability to obtain a favorable outcome in our ongoing dispute with BorgWarner, as well as other risks set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2020 and the other documents that we file with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMEO POWER, INC.

Date:	October 26, 2021	By:	/s/ Matthew Sant
		Name:	Matthew Sant
		Title:	General Counsel and Secretary